Exhibit 99.1

TranS1 Inc. Reports Operating Results for the First Quarter of 2012,

Issues Second Quarter 2012 Guidance

- First quarter revenues were $3.8 million -

- Net loss per share was $0.21 for the quarter -

WILMINGTON, NC – (GLOBE NEWSWIRE) – May 8, 2012 – TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lower lumbar region, today announced its financial results for the first quarter ended March 31, 2012.

Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Total revenue	$3.8	$5.1
Net loss	(5.8)	(5.7)
Net loss per common share	(0.21)	(0.27)

Revenues were $3.8 million in the first quarter of 2012, representing a 26% decrease from revenues of $5.1 million in the first quarter of 2011. Domestic revenues were $3.5 million in the first quarter of 2012, compared to $4.6 million in the first quarter of 2011. Gross margin was 73.6% in the first quarter of 2012 as compared to 74.7% in the first quarter of 2011.

Net loss was $5.8 million in the first quarter of 2012, compared to a net loss of $5.7 million in the first quarter of 2011. Net loss per common share was $0.21 in the first quarter of 2012 compared to a net loss per share of $0.27 in the first quarter of 2011.

Cash and cash-equivalents were $38.5 million as of March 31, 2012.

“In the first quarter we made significant progress in securing physician reimbursement, driving adoption of the VEOTM direct lateral system and furthering our clinical research program,” said Ken Reali, President and Chief Executive Officer of TranS1. “We are also focused on investing in the business to leverage the implementation of the Category I code for AxiaLIF® in January 2013.”

TranS1 Outlook

For the second quarter ending June 30, 2012, the Company expects total revenues in the range of $3.3 – $3.7 million.

Conference Call

TranS1 will host a conference call today at 4:30 pm ET to discuss its first quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.

About TranS1 Inc.

TranS1 is a medical device company focused on designing, developing and marketing products to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and two level lumbar fusion, the VEO lateral access and interbody fusion system and the VectreTM and AvatarTM posterior fixation systems for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.

Forward Looking Statements

This press release includes statements relating to our efforts to gain favorable coverage decisions for our products that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TranS1’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011. You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1’s expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Investors:

TranS1 Inc.

Joseph P. Slattery, 910-332-1700

Executive Vice-President and Chief Financial Officer

or

Westwicke Partners

Mark Klausner, 443-213-0501

trans1@westwicke.com

Source: TranS1 Inc.

TranS1 Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$3,782	$5,130
Cost of revenue	997	1,296

Gross profit	2,785	3,834

Operating expenses:
Research and development	1,333	1,582
Sales and marketing	5,299	6,383
General and administrative	1,881	1,613

Total operating expenses	8,513	9,578

Operating loss	(5,728)	(5,744)
Other income (expense), net	(30)	18
Net loss	$(5,758)	$(5,726)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	8

Comprehensive loss	$(5,758)	$(5,718)

Net loss per common share – basic and diluted	$(0.21)	$(0.27)

Weighted average common shares outstanding – basic and diluted	27,245	20,886

TranS1 Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$38,467	$38,724
Short-term investments	—	6,027
Accounts receivable, net	2,390	2,522
Inventory	4,675	4,525
Prepaid expenses and other assets	485	680

Total current assets	46,017	52,478
Property and equipment, net	2,014	1,554

Total assets	$48,031	$54,032

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,614	$3,303
Accrued expenses	1,304	1,203

Total current liabilities	3,918	4,506
Noncurrent liabilities	34	26
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	158,740	158,403
Accumulated other comprehensive income (loss)	13	13
Accumulated deficit	(114,677)	(108,919)

Total stockholders’ equity	44,079	49,500

Total liabilities and stockholders’ equity	$48,031	$54,032

TranS1 Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(5,758)	$(5,726)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	207	148
Stock-based compensation	331	379
Allowance for excess and obsolete inventory	12	240
Provision for bad debts	(41)	25
Loss on sale of fixed assets	30	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	173	56
(Increase) decrease in inventory	(162)	(522)
(Increase) decrease in prepaid expenses	195	(89)
Increase (decrease) in accounts payable	(689)	(10)
Increase (decrease) in accrued expenses	109	(479)

Net cash used in operating activities	(5,593)	(5,978)

Cash flows from investing activities:
Purchases of property and equipment	(697)	(69)
Purchases of investments	—	(16,102)
Sales and maturities of investments	6,027	4,009

Net cash provided by (used in) investing activities	5,330	(12,162)

Cash flows from financing activities:
Proceeds from exercise of stock options	6	12

Net cash provided by financing activities	6	12

Effect of exchange rate changes on cash and cash equivalents	—	8

Net increase (decrease) in cash and cash equivalents	(257)	(18,120)
Cash and cash equivalents, beginning of period	38,724	24,461

Cash and cash equivalents, end of period	$38,467	$6,341